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                         SECURITY GROWTH AND INCOME FUND
                                     CLASS S
                             DISTRIBUTION AGREEMENT


THIS AGREEMENT, made this 21st day of July, 2000, between Security Growth and Income Fund, a Kansas corporation (hereinafter referred to as the "Company"), and Security Distributors, Inc., a Kansas corporation (hereinafter referred to as the "Distributor").

                                   WITNESSETH:

WHEREAS, the Company is engaged in business as an open-end, management investment company registered under the federal Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Distributor is willing to act as principal underwriter for the Company to offer for sale, sell and deliver after sale, the Class S Shares of the Company's common stock (hereinafter referred to as the "Shares") on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

 1. EMPLOYMENT OF DISTRIBUTOR. The Company hereby employs the Distributor to act as principal underwriter for the Company with respect to its Class S Shares and hereby agrees that during the term of this Agreement, and any renewal or extension thereof, or until any prior termination thereof, the Distributor shall have the exclusive right to offer for sale and to distribute any and all of the Class S Shares issued or to be issued by the Company. The Distributor hereby accepts such employment and agrees to act as the distributor of the Class S Shares issued or to be issued by the Company during the period this Agreement is in effect and agrees during such period to offer for sale such Shares as long as such Shares remain available for sale, unless the Distributor is unable legally to make such offer for sale as the result of any law or governmental regulation.

 2. OFFERING PRICE AND COMMISSIONS. Prior to the issuance of any Shares by the Company pursuant to any subscription tendered by or through the Distributor and confirmed for sale to or through the Distributor, the Distributor shall pay or cause to be paid to the custodian of the Company in cash, an amount equal to the net asset value of such Shares at the time of acceptance of each such subscription and confirmation by the Company of the sale of such Shares. All Shares shall be sold to the public only at their public offering price at the time of such sale, and the Company shall receive not less than the full net asset value thereof.

 3. ALLOCATION OF EXPENSES AND CHARGES. During the period this Agreement is in effect, the Company shall pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933 (the "1933 Act"), including all expenses in connection with the preparation and printing of any registration statements and prospectuses necessary for registration thereunder but excluding any additional costs and expenses incurred in furnishing the Distributor with prospectuses.

     The Company also will pay all costs, expenses and fees incurred in connection with the qualification of the Shares under the applicable Blue Sky laws of the states in which the Shares are offered.

     During the period this Agreement is in effect, the Distributor will pay or reimburse the Company for:

     (a) All costs and expenses of printing and mailing prospectuses (other than to existing shareholders) and confirmations, and all costs and expenses of preparing, printing and mailing advertising material, sales literature, circulars, applications, and other materials used or to be used in connection with the offering for sale and the sale of Shares; and

     (b) All clerical and administrative costs in processing the applications for and in connection with the sale of Shares.

     The Distributor agrees to submit to the Company for its prior approval all advertising material, sales literature, circulars and any other material which the Distributor proposes to use in connection with the offering for sale of Shares.

 4. REDEMPTION OF SHARES. The Distributor, as agent of and for the account of the Fund, may redeem Shares of the Fund offered for resale to it at the net asset value of such Shares (determined as provided in the then-current registration statement of the Fund) and not in excess of such maximum amounts as may be fixed from time to time by an officer of the Fund.
     Whenever the officers of the Fund deem it advisable for the protection of the shareholders of the Fund, they may suspend or cancel such authority.

 5. SALES CHARGES. A contingent deferred sales charge shall be retained by the Distributor from the net asset value of Shares of the Fund that it has redeemed, it being understood that such amounts will not be in excess of that set forth in the then-current registration statement of the Fund. Furthermore, the Distributor may retain any amounts authorized for payment to it under the Fund's Distribution Plan.

 6. DISTRIBUTOR MAY ACT AS BROKER AND RECEIVE COMMISSIONS. Notwithstanding any other provisions of this Agreement, it is understood and agreed that the Distributor may act as a broker, on behalf of the Company, in the purchase and sale of securities not effected on a securities exchange, provided that any such transactions and any commission paid in connection therewith shall comply in every respect with the requirements of the 1940 Act and in particular with Section 17(e) of that Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

 7.  BROKERAGE PLAN.

     (a) The Fund may direct SDI to take appropriate actions to effect the purposes of the Brokerage Plan, as may be amended from time to time, and SDI, when so directed by the Fund, shall take such actions, which may include, but are not necessarily limited to, directing, subject to the standards described in the Brokerage Plan, Security Management Company, LLC or a Sub-Advisor to allocate transactions for the purchase or sale of portfolio securities in a manner intended to increase the distribution of the Fund's shares.

     (b) In accordance with the terms of the Brokerage Plan, the Fund shall make available to SDI, amounts derived from brokerage commissions paid by the Fund in connection with its portfolio transactions. Such amounts shall be expended by SDI to finance the distribution related activities described in the Plan. The Fund shall also make available to SDI, the brokerage credits, benefits or other services received from broker-dealers executing portfolio transactions on behalf of the Fund. Such credits, benefits or other services shall be used by SDI to finance the distribution related activities described in the Plan.

 8. REPORTS. SDI shall prepare reports for the Board of Directors of the Fund on a quarterly basis showing such information as shall be reasonably requested by the Board from time to time.

 9. AGREEMENTS SUBJECT TO APPLICABLE LAW AND REGULATIONS. The parties hereto agree that all provisions of this Agreement will be performed in strict accordance with the requirements of: the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934, the rules and regulations of the Securities and Exchange Commission under said statutes, all applicable state Blue Sky laws and the rules and regulations thereunder, the rules of the National Association of Securities Dealers, Inc., and, in strict accordance with, the provisions of the Articles of Incorporation and Bylaws of the Company.

10. DURATION AND TERMINATION OF AGREEMENT. This Agreement shall become effective at the date and time that the Company's prospectus, reflecting the underwriting arrangements provided by this Agreement, shall become effective under the 1933 Act, and shall, unless terminated as provided herein, continue in force for two years from that date, and from year to year thereafter, provided that such continuance for each successive year is specifically approved in advance at least annually by either the Board of Directors or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Class S shares of the Fund and, in either event, by the vote of a majority of the directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting upon such approval. As used in the preceding sentence, the words "interested persons" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act.

     This Agreement may be terminated at any time without the payment of any penalty by the Company by giving the Distributor at least sixty (60) days' previous written notice of such intention to terminate. This Agreement may be terminated by the Distributor at any time by giving the Company at least sixty (60) days' previous written notice of such intention to terminate.

     This  Agreement  shall  terminate   automatically   in  the  event  of  its
     assignment. As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

11. CONSTRUCTION OF AGREEMENT. No provision of this Agreement is intended to or shall be construed as protecting the Distributor against any liability to the Company or to the Company's security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement.

     Terms or words used in the Agreement, which also occur in the Articles of Incorporation or Bylaws of the Company, shall have the same meaning herein as given to such terms or words in the Articles of Incorporation or Bylaws of the Company.

12. DISTRIBUTOR AN INDEPENDENT CONTRACTOR. The Distributor shall be deemed to be an independent contractor and, except as expressly provided or authorized by the Company, shall have no authority to act for or represent the Company.

13. NOTICE. Any notice required or permitted to be given hereunder to either of the parties hereto shall be deemed to have been given if mailed by certified mail in a postage-prepaid envelope addressed to the respective party as follows, unless any such party has notified the other party hereto that notices thereafter intended for such party shall be mailed to some other address, in which event notices thereafter shall be addressed to such party at the address designated in such request:

                        Security Growth and Income Fund
                        Security Benefit Group Building
                        700 Harrison
                        Topeka, Kansas 66636-0001

                        Security Distributors, Inc.
                        Security Benefit Group Building
                        700 Harrison
                        Topeka, Kansas 66636-0001

14. AMENDMENT OF AGREEMENT. No amendment to this Agreement shall be effective until approved by (a) a majority of the Board of Directors of the Company and a majority of the directors of the Company who are not parties to this Agreement or affiliated persons of any such party, or (b) a vote of the holders of a majority of the outstanding voting securities of the Class S shares of the Fund.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

                                              SECURITY GROWTH & INCOME FUND

                                              BY: JAMES R. SCHMANK
                                                  ------------------------------
                                                  James R. Schmank, President

ATTEST:

AMY J. LEE
----------------------------------
Amy J. Lee, Secretary

                                              SECURITY DISTRIBUTORS, INC.

                                              BY: GREGORY J. GARVIN
                                                  ------------------------------
                                                  Gregory J. Garvin, President

ATTEST:

AMY J. LEE
----------------------------------
Amy J. Lee, Secretary